Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

On April 22, 2013, Barnes Group Inc. (the “Company”) completed the previously announced sale of its North American distribution business (the "BDNA Business") to MSC Industrial Direct Co., Inc. ("MSC") pursuant to the terms of the Asset Purchase Agreement dated February 22, 2013 (the "APA") between the Company and MSC. Pursuant to the terms of the APA, the total cash consideration for the BDNA Business was $550 million before adjustments for its estimated net working capital, subject to certain post closing adjustments.

The attached unaudited pro forma combined condensed financial information has been prepared to illustrate the effect of the sale of the BDNA Business. The unaudited pro forma combined condensed statements of income for the years ended December 31, 2012, 2011 and 2010, and the unaudited pro forma combined condensed balance sheet as of December 31, 2012, have been derived from the historical consolidated financial statements of the Company, which are included in its Annual Report on Form 10-K for the year ended December 31, 2012. The unaudited pro forma combined condensed statements of income reflect the Company's results as if the sale of the BDNA Business had occurred as of January 1, 2010. The unaudited pro forma combined condensed balance sheet as of December 31, 2012 reflects the Company's position as if the sale of the BDNA Business had occurred on that date.

The historical financial information has been adjusted to give effect to matters that are (1) directly attributable to the sale of the BDNA Business, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the operating results of the combined company. The unaudited pro forma combined condensed financial information should be read in conjunction with the accompanying Notes to the unaudited pro forma combined condensed financial information and the historical audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and filed with the Securities and Exchange Commission (“SEC”) on February 25, 2013.

The unaudited pro forma combined condensed financial information is presented for informational purposes only. It has been prepared in accordance with the regulations of the SEC and is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the sale of the BDNA Business at the dates indicated, nor does it purport to project the future financial position or operating results of the Company.

Barnes Group Inc.
Unaudited Pro Forma Combined Condensed Statement of Income
Year Ended December 31, 2012
(Dollars in thousands)

	Barnes Group Inc.	Less: Sale of the BDNA Business (1)	Pro Forma Adjustments	Notes	Pro Forma Combined
Net Sales	$1,229,959	$(301,179)	$—		$928,780

Cost of sales	812,192	(156,539)	—		655,653
Selling and administrative expenses	281,211	(115,215)	—		165,996

Operating Income	136,556	(29,425)	—		107,131

Interest expense	12,238	—	—		12,238

Other expense (income), net	2,671	(41)	—		2,630

Income from continuing operations before income taxes	121,647	(29,384)	—		92,263
Income taxes	23,350	(10,918)	—		12,432
Income from continuing operations	$98,297	$(18,466)	$—		$79,831

Earnings per Share of Common Stock from continuing operations:
Basic	$1.80				$1.46
Diluted	$1.78				$1.44

Dividends	$0.40				$0.40

Weighted average common shares outstanding:
Basic	54,626,453				54,626,453
Diluted	55,224,457				55,224,457

See accompanying notes to the unaudited pro forma combined condensed financial information.

Barnes Group Inc.
Unaudited Pro Forma Combined Condensed Statement of Income
Year Ended December 31, 2011
(Dollars in thousands)

	Barnes Group Inc.	Less: Sale of the BDNA Business (1)	Pro Forma Adjustments	Notes	Pro Forma Combined
Net Sales	$1,169,355	$(304,277)	$—		$865,078

Cost of sales	772,398	(157,067)	—		615,331
Selling and administrative expenses	269,402	(121,234)	—		148,168

Operating Income	127,555	(25,976)	—		101,579

Interest expense	10,271	—	—		10,271

Other expense (income), net	395	(62)	—		333

Income from continuing operations before income taxes	116,889	(25,914)	—		90,975
Income taxes	25,316	(9,296)	—		16,020
Income from continuing operations	$91,573	$(16,618)	$—		$74,955

Earnings per Share of Common Stock from continuing operations:
Basic	$1.66				$1.36
Diluted	$1.64				$1.34

Dividends	$0.34				$0.34

Weighted average common shares outstanding:
Basic	55,214,586				55,214,586
Diluted	55,931,882				55,931,882

See accompanying notes to the unaudited pro forma combined condensed financial information.

Barnes Group Inc.
Unaudited Pro Forma Combined Condensed Statement of Income
Year Ended December 31, 2010
(Dollars in thousands)

	Barnes Group Inc.	Less: Sale of the BDNA Business (1)	Pro Forma Adjustments	Notes	Pro Forma Combined
Net Sales	$1,028,617	$(286,876)	$—		$741,741

Cost of sales	678,186	(151,846)	—		526,340
Selling and administrative expenses	264,033	(125,078)	—		138,955

Operating Income	86,398	(9,952)	—		76,446

Interest expense	19,984	(20)	—		19,964

Other expense (income), net	2,609	57	—		2,666

Income from continuing operations before income taxes	63,805	(9,989)	—		53,816
Income taxes	9,827	(3,795)	—		6,032
Income from continuing operations	$53,978	$(6,194)	$—		$47,784

Earnings per Share of Common Stock from continuing operations:
Basic	$0.97				$0.86
Diluted	$0.96				$0.85

Dividends	$0.32				$0.32

Weighted average common shares outstanding:
Basic	55,259,732				55,259,732
Diluted	55,925,187				55,925,187

See accompanying notes to the unaudited pro forma combined condensed financial information.

Barnes Group Inc.
Unaudited Pro Forma Combined Condensed Balance Sheet
December 31, 2012
(Dollars in thousands)

	Barnes Group, Inc.	Less: Sale of the BDNA Business (1)	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Current assets					—
Cash and cash equivalents	$86,356	$—	$550,000	(2)	$636,356
Accounts receivable, less allowances	253,202	(34,690)	—		218,512
Inventories	226,220	(48,967)	—		177,253
Deferred income taxes	33,906	—	(4,095)	(3)	29,811
Prepaid expenses and other current assets	18,856	(1,348)	—		17,508
Total current assets	618,540	(85,005)	545,905		1,079,440

Deferred Income Taxes	29,961	—	5,428	(3)	35,389

Plant, property and equipment	634,464	(55,182)	—		579,282
Less: accumulated depreciation	(401,367)	37,858	—		(363,509)
	233,097	(17,324)	—		215,773

Goodwill	579,905	(134,875)	—		445,030
Other intangible assets	383,972	(113)	—		383,859
Other assets	23,121	(433)	—		22,688
Total assets	$1,868,596	(237,750)	$551,333		$2,182,179

Liabilities and Stockholders' Equity
Current liabilities
Notes and overdraft payable	$3,795	$—	$—		$3,795
Accounts payable	99,037	(19,324)	122,000	(3)	201,713
Accrued liabilities	96,364	(2,477)	10,000	(4)	103,887
Long-term debt - current	699	—	—		699
Total current liabilities	199,895	(21,801)	132,000		310,094

Long-term debt	642,119	—	—		642,119
Accrued retirement benefits	159,103	(29)	—		159,074
Deferred income taxes	48,707	—	—		48,707
Other liabilities	18,654	(109)	—		18,545

Commitments and contingencies
Stockholders' equity
Common stock	592	—	—		592
Additional paid-in capital	332,588	—	—		332,588
Treasury stock	(99,756)	—	—		(99,756)
Retained Earnings	633,446	(222,305)	550,000	(2)	830,474
			(120,667)	(3)
			(10,000)	(4)
Accumulated other non-owner changes to equity	(66,752)	6,494	—		(60,258)
Total stockholders' equity	800,118	(215,811)	419,333		1,003,640
Total liabilities and stockholders' equity	$1,868,596	$(237,750)	$551,333		$2,182,179

See accompanying notes to the unaudited pro forma combined condensed financial information.

Basis of Presentation

The unaudited pro forma combined condensed financial information has been prepared to illustrate the effect of the sale of the North American distribution business (the "BDNA Business"). The unaudited pro forma combined condensed statements of income for the years ended December 31, 2012, 2011 and 2010, and the unaudited pro forma combined condensed balance sheet as of December 31, 2012, have been derived from the historical consolidated financial statements of the Company, which are included in its Annual Report on Form 10-K for the year ended December 31, 2012. The unaudited pro forma combined condensed statements of income reflect the Company's results as if the sale of the BDNA Business had occurred as of January 1, 2010. The unaudited pro forma combined condensed balance sheet as of December 31, 2012 reflects the Company's position as if the sale of the BDNA Business had occurred on that date.

Pro Forma Adjustments

On April 22, 2013, Barnes Group Inc. (the “Company”) completed the previously announced sale of its BDNA Business to MSC Industrial Direct Co., Inc. ("MSC") pursuant to the terms of the Asset Purchase Agreement dated February 22, 2013 (the "APA") between the Company and MSC. Pursuant to the terms of the APA, the total cash consideration for the BDNA Business was $550 million before adjustments for its estimated net working capital, subject to certain post closing adjustments.

The following pro forma adjustments are included in the unaudited pro forma combined statements of income for the twelve months ended December 31, 2012, 2011 and 2010 and the unaudited pro forma combined condensed balance sheet as of December 31, 2012:

(1) The "Sale of the BDNA Business" column includes amounts representing the revenues, expenses, assets, liabilities and equity attributable to the BDNA Business which were included in the Company's historical financial statements. In accordance with generally accepted accounting principles in the United States, the amounts eliminated on the unaudited pro forma combined condensed statements of operations do not include certain indirect corporate overhead included in general and administrative as such amounts would have been absorbed by the Company in the absence of the BDNA Business.

(2) The proceeds, net of related transaction costs, and the resulting net gain from the sale of the BDNA Business has been summarized below:

Proceeds from sale of the BDNA Business	$550,000
Estimated transaction expenses (see (4) below)	(10,000)
Net proceeds	540,000
Net assets sold	(222,305)
Gain on sale before taxes	317,695
Income tax provision (see (3) below)	(120,667)
Net gain on sale	$197,028

The above balances are preliminary and are subject to adjustments in future periods.

(3) Amounts represent the income tax provision and the taxes payable on the estimated pre-tax gain related to the sale of the BDNA Business. Taxes payable were impacted by the recognition of deferred taxes that had been earlier established and the utilization of net operating losses in the US and Canada. The income tax provision is based on the respective statutory rates effective for the transaction and reflects the impact of the non-deductible goodwill at the BDNA Business and the utilization of fully reserved net operating losses in Canada.

(4) The calculation of the gain on the sale of the BDNA Business includes estimated transaction costs that are directly attributable to the sale, but are not reflected in the accompanying unaudited pro forma combined condensed consolidated statements of income. Transaction costs include professional fees and other costs directly related to the sale of the BDNA Business.